Exhibit 4.12

EXECUTION VERSION

May 4, 2022

Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085

Re: Amendment No. 3 to Note Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter”) makes reference to that certain Note Agreement, dated as of August 10, 2012 (as amended by Amendment No. 1 to Note Agreement dated June 10, 2015 and Amendment No. 2 to Note Agreement dated August 23, 2019, the “Note Agreement”), among Worthington Industries, Inc., an Ohio corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd., and The Gibraltar Life Insurance Co., Ltd., on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement, as amended hereby.

The Company has requested that the holders of the Notes agree to certain modifications to the Note Agreement, as more particularly set forth below.

Subject to the terms and conditions hereof, the undersigned holders of the Notes are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendments to the Note Agreement. Effective upon the Effective Date (as defined in Section 2 below) the Note Agreement is amended as follows:

1.1. Paragraph 6F of the Note Agreement is hereby amended by deleting each reference to “date of closing” contained therein and inserting “Amendment No. 3 Effective Date” in lieu thereof.

1.2. Paragraph 8A(1) of the Note Agreement is hereby amended by deleting each reference to “date of closing” contained therein and inserting “Amendment No. 3 Effective Date” in lieu thereof.

1.3. Paragraph 10B of the Note Agreement is hereby amended by adding or amending and restating, as applicable, each of the following definitions:

“Amendment No. 3 Effective Date” shall mean May 4, 2022.

“AR Facility” shall mean the receivables financing facility by and among Worthington Receivables, as seller, the Company, as servicer, the members of the various purchaser groups from time to time party thereto and PNC Bank, National Association, as administrator, in each case as may be amended, restated, refinanced or otherwise modified from time to time (or any replacement or substitute thereof).

“Consolidated Total Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Worthington Receivables” shall mean Worthington Receivables Company, LLC, a Delaware limited liability company established as a “special purpose entity” for the Company’s trade receivables securitization facility.

1.4. The Note Agreement is hereby amended by amending and restating Schedules 6F and 8A(1) in their entirety to read as set forth on Schedules 6F and 8A(1), respectively, attached to this Letter.

SECTION 2. Effectiveness. The amendments in Section 1 of this Letter shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:

2.1. Documents. Each holder of a Note shall have received original counterparts of this Letter executed by the Company.

2.2. Representations. All representations set forth in Section 3 shall be true and correct as of the Effective Date.

2.3. Fees and Expenses. The Company shall have paid the reasonable fees, charges and disbursements of ArentFox Schiff LLP, special counsel to the holders of Notes incurred in connection with this Letter.

2.4. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Letter shall be satisfactory to such holder of Notes and its counsel, and such holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 3. Representations and Warranties. The Company represents and warrants to the holders of the Notes that, after giving effect hereto (a) the execution and delivery of this Letter has been duly authorized by all necessary corporate action on behalf of the Company and this Letter has been duly executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to and approvals of this Letter have been obtained and are in full force and effect, (b) the representations and warranties set forth in paragraph 8 of the Note Agreement are true and correct as of the date of the execution and delivery of this Letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) no Default or Event of Default has occurred and is continuing on the date hereof.

SECTION 4. Reference to and Effect on Note Agreement. Upon the effectiveness of the amendments made in this Letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as amended by this Letter. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in Section 1 of this Letter, the execution, delivery and effectiveness of this Letter shall not (a) amend the Note Agreement, any Note or any other document relating thereto, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other document relating thereto at any time. The execution, delivery and effectiveness of this Letter shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any amendment to, waiver of or consent under the Note Agreement, any Note or any other document relating thereto in the future, whether or not under similar circumstances.

SECTION 5. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by such holders in connection with this Letter or the transactions contemplated hereby, in enforcing any rights under this Letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Letter or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 6. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS LETTER OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS LETTER (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 7. Counterparts; Section Titles. This Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter. The section titles contained in this Letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM., Inc. (as Investment manager)

By: /s/Dianna D. Carr-Coletta

Vice President

PRUCO LIFE INSURANCE COMPANY OF

NEW JERSEY

PRUCO LIFE INSURANCE COMPANY

By: PGIM., Inc. (as Investment manager)

By: /s/Dianna D. Carr-Coletta

Vice President

PRUDENTIAL ARIZONA REINSURANCE

UNIVERSAL COMPANY

PRUDENTIAL ANNUITIES LIFE

ASSURANCE CORPORATION

By: PGIM., Inc. (as Investment manager)

By: /s/Dianna D. Carr-Coletta

Vice President

THE PRUDENTIAL LIFE INSURANCE

COMPANY, LTD.

THE GIBRALTAR LIFE INSURANCE

CO., LTD.

By: Prudential Investment Management (Japan), Inc. (as Investment Manager)

By: PGIM., Inc. (as Sub-Adviser)

By: /s/Dianna D. Carr-Coletta

Vice President

Amendment No. 3 to Note Agreement

THE LETTER IS AGREED TO
AND ACCEPTED BY:

WORTHINGTON INDUSTRIES, INC.

By: /s/Marcus A. Rogier
Name: Marcus A. Rogier
Title: Treasurer

Amendment No. 3 to Note Agreement

SCHEDULE 6F

UNRESTRICTED SUBSIDIARIES

Domestic Unrestricted Subsidiaries

Worthington-Buckeye, Inc. (OH)

GerCo Holdings, Inc. (OH)
Worthington Receivables Company, LLC (DE)
Worthington Industries Leasing, LLC (OH)

Worthington Military Construction, Inc. (OH)

Worthington Mid-Rise Construction, Inc. (OH)

Foreign Unrestricted Subsidiaries

Worthington Cylinders GmbH (Austria)
Worthington Steel Mexico, S.A. de C.V. (Mexico)
Worthington Industries International S.á.r.l. (Luxembourg)

6F-1

SCHEDULE 8A(1)

SUBSIDIARIES

Domestic Unrestricted Subsidiaries

Worthington-Buckeye, Inc. (OH)

GerCo Holdings, Inc. (OH)
Worthington Receivables Company, LLC (DE)
Worthington Industries Leasing, LLC (OH)

Worthington Military Construction, Inc. (OH)

Worthington Mid-Rise Construction, Inc. (OH)

Foreign Unrestricted Subsidiaries

Worthington Cylinders GmbH (Austria)
Worthington Steel Mexico, S.A. de C.V. (Mexico)
Worthington Industries International S.á.r.l. (Luxembourg)

Restricted Subsidiaries

Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
New AMTROL Holdings, Inc.	Delaware
AMTROL Inc.	Rhode Island
AMTROL North American Cylinders, LLC	Delaware
AMTROL Water Technology, LLC	Delaware
AMTROL International Investments Inc.	Rhode Island
AMTROL Holding Netherlands B.V.	Netherlands
AMTROL Holding Portugal, SGPS, Unipessoal, Lda	Portugal
AMTROL-ALFA Metalomecanica, S.A.	Portugal
AMTROL Licensing Inc.	Rhode Island
Cleveland Pickling, Inc.	Delaware
Precision Specialty Metals, Inc.	Delaware
WI Ventures, LLC	Ohio
Worthington Cylinder Corporation	Ohio
dHybrid Systems, LLC	Ohio
Worthington Cryogenics, LLC	Ohio
Worthington Cylinders Mexico, S. de R.L. de C.V.	Mexico
Worthington Industries Poland Sp. z.o.o.	Poland
Worthington Industries Germany UG	Germany
Worthington Cylinders Kansas, LLC	Ohio

Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Industries Engineered Cabs, Inc. (d/b/a Angus Industries, Inc.)	Delaware
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington CDBS Holding, LLC	Ohio
The Worthington Steel Company	Ohio
The Worthington Steel Company, LLC	Ohio
Worthington Steel Company of Decatur, LLC	Alabama
Worthington Steel Rome, LLC	Ohio
Worthington WSP, LLC	Michigan

WC Realty Holdings, LLC

GTI Holding Company

General Tools & Instruments Company, LLC

Mannix Instruments Co., LLC

PTI Distributors, LLC

General Tools & Instruments (Shanghai) Company, Ltd.

PTEC Pressure Technology GmbH

Tempel Steel Company, LLC

Tempel HK Holding Co., Limited

T DO B, LLC

Tempel Changzhou Precision Metal Products Co. Ltd.

Tempel Canada Corporation

Tempel Precision Metal Products India Pvt Ltd.

Tempel de Mexico, S de R.I. de C.V.

Spartan Steel Coating, LLC*

Ohio Delaware New York New York New York China Germany Illinois Hong Kong Illinois China Canada India Mexico Michigan
TWB Company, LLC*	Michigan
Tailor Welded Blanks of Canada, Inc.*	Canada
TWB of Ohio, Inc.*	Ohio
TWB Industries, S.A. de C.V.*	Mexico
TWB de Mexico, S.A. de C.V.*	Mexico
Worthington Specialty Processing (WSP)*	Michigan
Worthington Taylor, LLC*	Michigan
ProCoil Company, LLC*	Delaware
Worthington Samuel Coil Processing, LLC*	Ohio

*Spartan Steel Coating, LLC (“Spartan”), , TWB Company, L.L.C., TWB of Ohio, Inc., Tailor Welded Blanks of Canada, Inc., TWB Industries, S.A. de C.V., TWB de Mexico, S.A. de C.V., Worthington Specialty Processing (“WSP”), Worthington Taylor, LLC, ProCoil Company, LLC, and Worthington Samuel Coil Processing, LLC are the only Restricted Subsidiaries that are not Wholly-Owned Subsidiaries of the Company. Worthington Steel of Michigan Inc. owns 52% of the Equity Interests in Spartan and AK Steel Corporation owns the remaining 48%. Worthington Steel of Michigan, Inc. owns 55% of the Equity Interests in TWB Company, L.L.C. and a subsidiary of Boashan Iron & Steel Co., Ltd. owns the remaining 45%. TWB Company, L.L.C. owns 100% of the Equity Interests in Tailor Welded Blanks of Canada, Inc.

TWB Company, L.L.C. owns 100% of the Equity Interests in TWB of Ohio, Inc. TWB Company, L.L.C. owns 99% of the Equity Interests in TWB Industries, S.A. de C.V. and TWB of Ohio, Inc. owns the remaining 1%. TWB Company, L.L.C. owns 99% of the Equity Interests in TWB de Mexico, S.A. de C.V. and TWB of Ohio, Inc. owns the remaining 1%. Worthington WSP, LLC owns 51% of the Equity Interests in WSP and USS WSP, LLC owns the remaining 49%. Worthington Specialty Processing owns 100% of the Equity Interests in Worthington Taylor, LLC. Worthington Specialty Processing owns 100% of the Equity Interests in ProCoil Company, LLC. Cleveland Pickling, Inc owns 63% of the Equity Interests in Worthington Samuel Coil Processing, LLC and Samuel Manu-Tech Pickling, Inc. owns the remaining 37%.

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